March 20, 1996



Heller Financial, Inc.
500 West Monroe Street
15th Floor
Chicago, Illinois  60661

          Re:   $7,000,000  Loan ("Loan")  from  Heller
          Financial,    Inc.    ("Lender")    to    THE
          COSMOPOLITAN AT MEARS PARK, LLC, a Delaware limited liability company ("Borrower")

Ladies & Gentlemen:

           Reference is hereby made to the above-referenced Loan evidenced by that certain Promissory Note Secured by Mortgage of even date herewith ("Note") and secured by, among other things, that certain Mortgage, Assignment of Rents and Security Agreement of even date herewith ("Mortgage"). All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Note and/or the Mortgage.

            Patrick Carney herein referred to as a "Principal" is a manager of Borrower and shall directly or indirectly benefit from the making of the Loan. It is in the direct financial interest and to the benefit of Principal to execute and deliver this letter agreement ("Agreement") to Lender so as to induce Lender to make the Loan to and for the benefit of Borrower. Accordingly, Principal agrees that Principal shall, together with Borrower, be jointly and severally personally liable to pay the following (collectively the "Retained Liabilities"): (A) the Principal Amount in the event of, and all damages, including but not limited to attorneys' fees and expenses, arising from, the breach of the provisions contained in Paragraphs 8 (inspection), 10 (financial statements), 15 (transfers of the property or beneficial interest in Borrower; assumption), 16 (no additional liens) and 17 (single asset entity) of the Mortgage; and (B) all damages, including but not limited to attorneys' fees and expenses, arising from:

          (i) the collection and receipt of proceeds and income from the Property and the other assets and obligations securing the Loan by or for the benefit of Borrower or Principal following an Event of Default which are not paid to Lender or applied to the Property in the ordinary course of business;

    (ii)  fraud;

          (iii)     material misrepresentation;

          (iv) misapplication or misappropriation of funds which come into the possession of Borrower or Principal;

          (v)  intentional or material waste to the Property; or

          (vi)   the  obligations  set  forth  in  the  Hazardous
          Substance   Indemnity  Agreement  from   Borrower   and
          Principal to Lender of even date herewith, as hereafter amended, if at all.

           Principal agrees that the liability of Principal shall be direct and immediate as a primary and not a secondary obligation or liability, and is not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, or against any collateral or liens held by Lender. Principal waives any rights which it may have to require that (a) Lender first proceed against Borrower or any other person or entity with respect to the Retained Liabilities or (b) Lender first proceed against any collateral held by Lender or (c) any party to be joined in any proceeding to enforce the Retained Liabilities.

          Principal waives any rights to enforce any remedy which Lender may have against Borrower, any rights to participate in any security for the Loan and any rights of indemnity, reimbursement, contribution or subrogation which Principal may have against Borrower with respect to the Retained Liabilities.

           Principal consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from Principal and either with or without consideration do any one or more of the following, all without affecting the agreements contained herein or the liability of Principal for the Retained Liabilities: (a) release Principal hereunder; (b) surrender without substitution any property or other collateral of any kind or nature whatsoever held by Lender, or by any person, firm or corporation on Lender's behalf or for Lender's account, securing the Loan or the Retained Liabilities; (c) modify the terms of any document evidencing, securing or setting forth the terms of the Loan; (d) grant releases, compromises and indulgences with respect to the Loan or the Retained Liabilities or any persons or entities now or hereafter liable thereon; or
(e) take or fail to take any action of any type whatsoever with respect to the Loan or the Retained Liabilities.

           Principal hereby waives and agrees not to assert or take advantage of any defense based upon:

           (a) The incapacity, lack of authority, death or disability of Borrower or any other person or entity;

           (b) The failure of Lender to commence an action against Borrower or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

           (c) Any duty on the part of Lender to disclose to Principal any facts Lender may now or hereafter know regarding Borrower regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Principal intends to assume or has reason to believe that such facts are unknown to Principal, Principal acknowledging that it is fully responsible for being and keeping informed of the financial condition and affairs of Borrower;

           (d) Lack of notice of default, demand of performance or notice of acceleration to Borrower or any other party with respect to the Loan or the Retained Liabilities;

          (e)  The consideration for this Agreement;

           (f) Any acts or omissions of Lender which vary, increase or decrease the risk on Principal;

          (g)  Any statute of limitations affecting the liability
     of  Principal  hereunder, the liability of Borrower  or  any
     guarantor,  if  any,  under  the  Loan  Documents,  or   the
     enforcement hereof, to the extent permitted by law;

          (h) The application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Principal;

           (i) An election of remedies by Lender, including any election to proceed against any collateral by judicial or nonjudicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Principal or the rights of Principal to proceed against Borrower or any guarantor for reimbursement, or both;

          (j) Any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;

           (k) Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of
     Section 1111(b) (2) of the Federal Bankruptcy Code or any successor statute; and

           (l) Any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code.

           PRINCIPAL, AND LENDER BY ITS ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVES ITS (HIS) RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY PRINCIPAL AND BY LENDER, AND PRINCIPAL ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. PRINCIPAL AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT PRINCIPAL AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. PRINCIPAL AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

           Principal further agrees that the provisions of this Agreement shall bind Principal's heirs, personal representatives, successors and assigns, as the case may be.

           Principal acknowledges that such Principal's execution and delivery of this Agreement to Lender is a material inducement to Lender's making of the Loan to Borrower.

                              PRINCIPAL:



__________________________________________________
                              Name:  Patrick Carney